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                                     EXHIBIT 3.2

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Amendments to Article II of PALFED Bylaws
Adopted as of August 26, 1997


                                      Article II

                                Shareholders' Meetings

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    Section 2.     SPECIAL MEETINGS.  Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors. Subject to compliance with these Bylaws and applicable law, special meetings of the shareholders shall be called upon the written request of the holders of not less than ten percent (10%) of the outstanding shares of the Corporation entitled to vote on any issue proposed for consideration at a special meeting of shareholders.

    Shareholders requesting a special meeting of shareholders shall deliver written notice by registered or certified mail to the Secretary of the Corporation which includes the following information: (a) a statement of the purpose or purposes of the meeting and the reasons for conducting such business at a special meeting; (b) the name, address and telephone number of each shareholder requesting the special meeting and the number of shares held of record or beneficially by each shareholder; (c) a certification from each shareholder executing the notice, in form and substance satisfactory to the Secretary of the Corporation, that such shareholder (i) is a holder of record or beneficial owner of shares of the Corporation entitled to vote at a special meeting of the shareholders, and (ii) intends to hold such shares until the date proposed in such notice for the special meeting; and (d) a certification as to whether any shareholder requesting the special meeting is an Interested Shareholder as defined in Article IX of the Corporation's Articles of Incorporation, the holder of "control shares" as defined in Section 35-2-101 of the South Carolina Control Shares Acquisition Act, as amended, or acting in concert (as defined in applicable regulations promulgated by the Office of Thrift Supervision ("OTS") or any successor banking agency) with any other shareholders and, if so, identifying such Interested Shareholder, the holder of control shares or any shareholder or shareholders that are acting in concert.

    Upon receipt of a notice of shareholders requesting a special meeting of shareholders in accordance with these Bylaws, the Board of Directors shall call a special meeting of shareholders and establish a record date for such special meeting. Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to call a special meeting of shareholders within ninety (90) days prior to the first anniversary of the preceding year's annual meeting, or within ninety (90) days following the date of its most recent annual or special meeting of shareholders, or if the proposal(s) for consideration at a special meeting of shareholders are substantially similar to any proposal(s) considered by the shareholders at the most recent annual or special meeting of the shareholders. Special meetings of the shareholders may be held at such place, either within or without the State of South Carolina, and at such time and date as the Board of Directors may determine and designate in the notice of such meeting; provided that notice of a special meeting must be given within thirty (30) days after the latter of: (i) receipt of a valid

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demand in accordance with these Bylaws is delivered to the Corporation's
Secretary, or (ii) a proxy statement for a special meeting of shareholders is approved by the Securities and Exchange Commission ("SEC") or any successor agency or agencies having jurisdiction over the Corporation's securities. Shareholders requesting a special meeting shall reimburse the Corporation for all fees and expenses incurred by the Corporation in holding a special meeting of shareholders, including without limitation, the costs of preparation, printing and mailing of proxy materials, compliance with applicable SEC rules and regulations, and any legal and other professional fees. At the Corporation's request, any shareholder requesting a special meeting shall tender in advance payment of the Corporation's estimated fees and expenses for the holding of a special meeting.

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    Section 10.    NOMINATIONS OF DIRECTORS.  Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors may be made (a) by the Board of Directors or a committee appointed by the Board of Directors, or (b) by any shareholder entitled to vote in the election of directors generally and who complies with the procedures set forth in this Section 10. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director unless nominated in accordance with this Section 10.

    Nominations by shareholders shall be made pursuant to timely written notice by registered or certified mail to the Secretary of the Corporation delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the special meeting was made. Each such shareholder's notice shall set forth (a) any understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (b) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 13D and Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") had the nominee been nominated, or intended to be nominated, by the Board of Directors (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (c) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation's books, of such shareholder and of such beneficial owners, (ii) the class and number

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of shares of the Corporation which are beneficially owned and are owned of record by such shareholder and such beneficial owners, and (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Any person nominated by the shareholders for election as a director also shall furnish to the Secretary of the Corporation all biographical, financial and other information and shall complete all certifications, reports and submissions that are filed with the OTS, the Office of the Comptroller of the Currency or any successor banking agencies by a proposed director of a federal savings association or national bank.

    No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

    For purposes of these Bylaws, a person shall be considered the "beneficial owner" of any security (whether or not owned of record): (a) with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) if such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security; (b) which such person or any affiliate or associate of such person has
(i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or (c) which is beneficially owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertibly into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

    Section 11. NEW BUSINESS. No matter of business may be brought before any annual meeting except (a) pursuant to the Corporation's notice of meeting,
(b) by or at the direction of the Board of Directors, or (c) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

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    For business to be properly brought before an Annual Meeting by a shareholder pursuant to this Bylaw, the shareholder must have given timely written notice to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, one whose behalf the proposal is made and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.


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